EXHIBIT "B"

                                    LIST OF
                      ALLOWED BANK DEBT CLAIMS (CLASS 2)

CLAIM NO.                   CLAIMANT                    EXPLANATION       CLAIM AMOUNT
                                                           NOTES
============== ===================================  ================== ==================

260            Chase Manhattan Bank                        A              $20,290,376.70
186            Commerzbank                                 B               $2,250,000.00
145            First Security Bank                         C                 $800,000.00
123            State Street Bank                                           $1,000,000.00
1              Valley Bank/Bank One                        D               $5,058,459.00
252            Bank Hapoalim B.M.                                              $5,817.50
246            Caisse Nationale De Credit Agricole         E               $2,107,686.96
============== ===================================  ================== ==================
                             TOTAL:                                       $31,512,340.16



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A    Claim  has  been  assigned  (35%)  ($7,080,355.99)  to  Halcyon  Distressed
     Securities, L.P., Halcyon Private Paper, L.P. Gryphon Hidden Values Limited and Gryphon Hidden Values II Limited and (65%) ($13,210,020.72) to Merrill Lynch Pierce Fenner & Smith Incorporated.

B Claim has been assigned and is owned ($1,800,000.00) by Merrill Lynch Pierce Fenner & Smith Incorporated and $450,000.00 by Comac Partners L.P.

C Claim has been assigned and is owned 50% ($400,000.00) by KCB Service Company fbo Argo Partners and 50% ($400,000.00) by Comac International NV.

D Claim has been assigned and is owned by Halcyon Distressed Securities, L.P., Halcyon Private Paper, L.P., Halcyon Alchemy Fund, L.P., Gryphon Hidden Values Limited and Gryphon Hidden Values II Limited.

E Claim amount resolved pursuant to letter agreement dated February 23, 1996. Claim consists of $1,026,293.86 of advances and fees on UPL LOC which accrues interest from December 20, 1991, and $1,081,393.10 of advances and fees on ANB LOC which accrues interest from September 23, 1992.